October 9, 1998


Securities and Exchange Commission
Operations Center
6432 General Green Way
Alexandria, VA  22312-2413

Gentlemen:

We are transmitting herewith Indiana Energy, Inc.'s
Current Report on Form 8-K.

Very truly yours,



/s/ Douglas S. Schmidt
Douglas S. Schmidt




                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D. C.  20549





                               FORM 8-K


                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):   October 9, 1998




                      INDIANA ENERGY,INC.
         (Exact name of registrant as specified in its charter)




            INDIANA                   1-9091        35-1654378
(State or other jurisdiction  (Commission File No.) (IRS Employer
 of incorporation)                                   Identification
                                                     Number)





       1630 North Meridian Street, Indianapolis, Indiana  46202
            (Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code:   (317) 926-3351


Item 5.    Other Events

See the following press release dated October 9, 1998, announcing the decision by Indiana Gas, Citizens Gas and ProLiance to appeal the October 8, 1998, Indiana Court of Appeals decision regarding ProLiance.

Indiana Gas, Citizens Gas and ProLiance Energy decide to appeal the
                  Court of Appeals Decision

Indiana Gas, (an affiliate of Indiana Energy, Inc.), Citizens Gas and ProLiance Energy decided today to appeal the Court of Appeals decision regarding ProLiance Energy to the Indiana Supreme Court. Concern about the formation of ProLiance and its effect on natural gas services were litigated in a lengthy hearing almost two years ago before the Indiana Utility Regulatory Commission (IURC). On September 12, 1997, the IURC approved the gas supply agreements between Indiana Gas and Citizens Gas and ProLiance Energy as being in the public interest.

On October 8, 1998, the Indiana Court of Appeal issued a decision which reversed and remanded the case to the IURC with instructions that the gas supply agreements be disapproved. The basis for the decision is that because such agreements provide for index based pricing of gas commodity, they should have been the subject of an application for an alternative regulatory plan under Indiana statutory law. The court held that absent this type of application , the IURC exceeded its authority in implementing what the court saw to be alternative regulatory treatment.

Management believes the decision incorrectly applies the statute and has decided to petition for transfer of the case to the Indiana Supreme Court. Regardless of the outcome of that appeal, management takes note of the fact that the Court of Appeals has not challenged the IURC findings that the agreements provide significant economic value to customers and are in the public interest. While these decisions are pending final resolution, Indiana Gas will continue to utilize ProLiance for its gas supply.

At September 30, 1998, Indiana Energy has reserved approximately $1.1 million of ProLiance earnings after tax. Total after-tax ProLiance earnings to date approximate $10.1 million. This amount includes earnings from all of ProLiance's business activities, and therefore is believed to be a very conservative estimate of the upper risk limit. Management believes the above issues may be resolved near the levels that are already being reserved and therefore, does not anticipate changing its reserve levels for ProLiance earnings. However, no assurance of this outcome can be provided.

Affiliates of Indiana Energy, Inc., the holding company for Indiana Gas and Citizens Gas & Coke Utility, jointly own ProLiance Energy, an energy marketing firm. ProLiance Energy provides its natural gas customer base of more than 400 utility, municipal, industrial and commercial customers with competitive prices, reliable service and economic supply planning. Indiana Gas serves nearly 490,000 customers in 290 Indiana communities. Citizens Gas serves 250,000 industrial, commercial and residential customers in Indianapolis (Marion County).

This release includes subjects pertaining to a number of issues that may contain forward-looking statements. Actual results could differ materially from those that will be projected. Additional detailed information concerning a number of factors that could cause actual results to differ materially from the information that is provided is available in the Indiana Energy, Inc. report Form 8-K filed with the Securities and Exchange Commission on August 11, 1997.


                              SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 INDIANA ENERGY, INC.
                                    Registrant




Dated October 9, 1998    /s/Niel C. Ellerbrook
                         Niel C. Ellerbrook
                         President and Chief Operating Officer



Dated October 9, 1998    /s/Jerome A. Benkert
                         Jerome A. Benkert
                         Vice President and Controller